LAW OFFICES
                    -----------------------------------------
                           SHOOK, HARDY & BACON L.L.P.

                         1010 GRAND BOULEVARD, 5TH FLOOR
                              POST OFFICE BOX 15607
                        KANSAS CITY, MISSOURI 64106-0607
                TELEPHONE (816) 474-6550 FACSIMILE (816) 842-3190



                                February 3, 2003



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

         RE:  FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND
              -------------------------------------------------

Dear Sir/Madam:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                         Very truly yours,

                                         /s/ Shook, Hardy & Bacon L.L.P.

                                         SHOOK, HARDY & BACON L.L.P.